                                                                     EXHIBIT 1.1


                               5,750,000 Shares

                             ACCORD NETWORKS LTD.

                                Ordinary Shares

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                   June   , 2000


CIBC World Markets Corp.
Dain Rauscher Incorporated
U.S. Bancorp Piper Jaffray, Inc.
c/o CIBC World Markets Corp.
425 Lexington Avenue
New York, New York  10017

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

          Accord Networks Ltd., an Israeli corporation (the "Company") and Gil and Michal Rosenfeld (each a "Selling Shareholder" and together the "Selling Shareholders"), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 5,000,000 shares (the "Firm Shares") of the Company's Ordinary Shares, NIS 0.01 nominal value (the "Ordinary Shares"). Of the 5,000,000 Firm Shares, 5,000,000 are to be issued and sold by the Company and none are to be sold by the Selling Shareholders. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company and the Selling Shareholders propose to grant to the Underwriters an option to purchase up to an additional 750,000 shares (the "Option Shares") of Ordinary Shares from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. Of the 750,000 Option Shares, 97,000 are to be sold by the Selling Shareholders (48,500 from each Selling Shareholder) and 653,000 are to be issued and sold by the Company. The Firm Shares and the Option Shares are together called the "Shares."

          As part of the offering contemplated by this Agreement, the Representatives have agreed to reserve out of the Firm Shares purchased by them up to 250,000 shares (the "Directed Shares") for sale to the Company's directors, officers, employees and other parties associated with the Company (each, individually a "Participant" and collectively, the "Participants") under the terms

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of the friends and family directed sales program (the "Friends and Family
Program"). Shares to be sold pursuant to the Friends and Family Program shall be sold pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by a Participant by 5:00 p.m. New York time on the date of this Agreement will be offered to the public by the Representatives as set forth in the Prospectus (as such term is hereinafter defined).

            1.  Sale and Purchase of the Shares.
                -------------------------------

          On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

            (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from
       the Company, at a price of $[        ] per share (the "Initial Price"),
       the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased from the Company" on Schedule I to this Agreement, subject to adjustment in accordance with
       Section 11 hereof.

            (b) The Company and the Selling Shareholders grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. Such Option Shares shall be purchased first from the Selling Stockholders in equal amounts until all of such Selling Stockholders' Option Shares have been purchased, and then from the Company. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase. Upon receiving such notice from the Representatives, the Company shall promptly communicate such notice to the Selling Shareholders.

          2.  Delivery and Payment.  Delivery by the Company of the Firm Shares
              --------------------
to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company for the shares purchased from the Company, against delivery of the respective certificates therefor to the Representatives, shall take place at the offices

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of CIBC World Markets Corp., One World Financial Center, New York, New York
10281, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

          In the event the option with respect to the Option Shares is exercised in whole or in part on one or more occasions, delivery by the Company and the Selling Shareholders of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price thereof in immediately available funds by wire transfer or by certified or official bank check or checks payable in New York Clearing House (same day) funds to the Company and the Selling Shareholders shall take place at the offices of CIBC World Markets Corp. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

          Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

          3.  Registration Statement and Prospectus; Public Offering.  The
              ------------------------------------------------------
Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a Registration Statement (as hereinafter defined) on Form F-1 (No. 333-38804), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement or filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date") including the information (if any) deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement") then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration

Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

          The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Shareholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

          4.  Representations and Warranties of the Company and the U.S.
              ----------------------------------------------------------
Subsidiary.  The Company and Accord Networks, Inc., a Georgia corporation, and
----------
wholly-owned subsidiary of the Company (the "U.S. Subsidiary"), hereby, jointly and severally, represent and warrant to each Underwriter as follows:

            (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
       Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is the paragraph with respect to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus.

            (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are overtly threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

            (c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The financial data included in the sections of the Prospectus entitled "Prospectus Summary--Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" present fairly the information shown therein as of the respective dates and for the respective periods specified therein and such summary and selected financial data have been presented on a basis consistent with the consolidated financial statements so set forth in the Prospectus and other financial information.

            (d) Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, whose report is filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

            (e) The Company is a corporation duly organized and validly existing, and each of its subsidiaries included on Exhibit 21.1 to the Registration Statement (each a "Significant Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each Significant Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify would not reasonably be likely to have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company (a "Material Adverse Effect").

       The Company and each of its subsidiaries or other entity controlled directly or indirectly by the Company (collectively, "Subsidiaries") have all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as described in the Registration Statement and the Prospectus, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries have fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Company or its Subsidiaries thereunder, except where such revocation, termination or other impairment would not reasonably be likely to have a Material Adverse Effect. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares, except for such Permits as have already been obtained.

            (f) The Company and each of its Subsidiaries owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, patent rights, copyrights, patent applications, copyright applications, licenses, know-how, trade secrets, and other similar rights and proprietary knowledge (collectively, "Intangibles") reasonably necessary to conduct their business as it is now conducted or described in the Prospectus as being owned by it. Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

            (g) The Company and each of its Subsidiaries has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property described in the Prospectuses as being owned by it. Any real property and buildings described in the Prospectuses as being held under lease by the Company and each of its Subsidiaries is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or would not be reasonably likely to have a Material Adverse Effect.

            (h) Other than as described in the Registration Statement and the Prospectus, there are no litigation or governmental proceedings to which the Company or its Subsidiaries is subject or which is pending or, to the knowledge of the Company or the U.S. Subsidiary, overtly threatened, against the Company or any of its Subsidiaries, which, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

            (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; (b) neither the Company nor its Subsidiaries have sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be likely to have a Material Adverse Effect; and
       (c) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor its Subsidiaries have (i) issued any securities (except option grants under the Company's stock option plans described in the Prospectus and exercises of options granted thereunder) or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

            (j) There is no document, contract or other agreement of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying document, contract or agreement. Each agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary, as the case may be, in accordance with its terms, except (1) where enforceability may be limited by bankruptcy and other creditors rights laws and general principles of equity, including the availability of the equitable remedy of specific performance, and (2) as described in the Prospectus. Neither the Company, any of its Subsidiaries nor, to the Company's or the U.S. Subsidiary's knowledge, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute a default by the Company or any of its Subsidiaries, or to the Company's or the U.S. Subsidiary's knowledge, by any other party, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or the Subsidiary, if the Subsidiary is a party thereto, of any other agreement or instrument to which the Company or the Subsidiary is a party or by which it or its the Company, the Subsidiary or their properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

            (k) Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its articles of association, charter, by-laws, or similar governing documents, or of any franchise, license, Permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

            (l) Neither the execution, delivery and performance of this Agreement by each of the Company and the U.S. Subsidiary nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will (A) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under (except for such consents or waivers as may required under the securities or Blue Sky laws of the various states or such consents or waivers as have already been obtained and are in full force and effect), or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to the terms of, (i) any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries or any of its their properties or businesses is bound, or (ii) any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or (B) violate any provision of the articles of associations, charter or by-laws of the Company or any of its Subsidiaries.

            (m) The Company has authorized and outstanding capital stock as set
       forth under the caption "Capitalization" in the Prospectus.   The
       certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Ordinary Shares have been duly and validly issued and are fully paid and nonassessable and have been issued in compliance with Israeli securities laws. There are no preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Ordinary Shares of the Company or its Subsidiaries pursuant to any statute or the Company's Articles of Association, by-laws, or similar governing documents, or any agreement or instrument to or by which the Company or any of its Subsidiaries is a party or bound. The Shares to be issued and sold by the Company when issued and delivered to the Underwriter against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or its Subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Ordinary Shares and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the

       Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

            (n) All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the State of Israel be paid in U.S. dollars or in Israeli currency that may be converted into foreign currency that may be freely transferred out of the State of Israel, and, except as described in the Prospectus, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the State of Israel and are otherwise free and clear of any other tax, withholding or deduction in the State of Israel and without the necessity of obtaining any governmental authorization in the State of Israel. There are no restrictions on subsequent transfers of the Shares under the laws of the State of Israel and of the United States, except as set forth in the Prospectus. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

            (o) Except as described in the Prospectus, no holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement. Each director and executive officer of the Company and each beneficial owner of Ordinary Shares identified in
       Schedule II hereto has delivered to the Representatives his enforceable written lock-up agreement in the form attached to this Agreement ("Lock-Up Agreement").

            (p) All necessary corporate action has been duly and validly taken by each of the Company and the U.S. Subsidiary to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and the U.S. Subsidiary and constitutes legal, valid and binding obligations of the Company enforceable against the Company and the U.S. Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (q) Neither the Company nor any of its Subsidiaries are involved in any labor dispute nor, to the knowledge of the Company and the U.S. Subsidiary, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its Subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

            (r) No transaction has occurred between or among the Company and any of its officers or directors or five percent shareholders or any affiliate or affiliates of any such officer or director or five percent shareholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

            (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of any of the Shares.

            (t) The Company and each of its Subsidiaries has filed all Israeli, U.S. federal, state, local and foreign tax returns which are required to be filed through the date hereof, other than those filings being contested in good faith or for which extensions have been received, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, other than those filings being contested in good faith or for which extensions have been received. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor, to the best of the Company's knowledge, are there any material proposed additional tax assessments against the Company and any of its Subsidiaries.

            (u) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, subject to official Notice of Issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which registration statement complies in all material respects with the Exchange Act.

            (v)  [Intentionally Omitted]

            (w) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (x) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company's or its subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

            (y) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the U.S. Subsidiary of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company and the U.S. Subsidiary (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect, except for such approvals, consents, orders, authorizations, designations, declarations or filings, the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

            (z) There are no affiliations with the NASD among the Company's or the U.S. Subsidiary's officers, directors or, to the best of the knowledge of the Company and the U.S. Subsidiary, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

            (aa) (i) Each of the Company and its Subsidiaries are in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to their business; (ii) neither the Company nor its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its Subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company's and the U.S. Subsidiary's knowledge, no facts currently exist that will require the Company or its Subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the

       Company or its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its Subsidiaries have been named as a "potentially responsible party" under the CER, CLA 1980.

            (bb) The Company is not aware of any costs and liabilities or potential costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

            (cc) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (dd) Neither the Company, its Subsidiaries nor any director, officer, agent or employee of the Company or its Subsidiaries, nor any other person acting with the Company's knowledge, has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries,
       (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;
       (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

            (ee) The Company has reviewed its operations and that of its Subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries have been or will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) the Year 2000 Problem has had or will have a Material Adverse Effect, or has resulted or will result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole; (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors or other material third parties used by the Company and its Subsidiaries have addressed the Year 2000 Problem prior to December 31, 1999, except to the extent that a failure to address the Year 2000 by a supplier, vendor or material third party would not be reasonably likely to have a

       Material Adverse Effect; and (iii) the Company has not expended and does not anticipate expending any material amount of funds as a result of or related to the evaluation and remediation of any Year 2000 Problems.

            (ff) Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company has offered or caused the Underwriters to offer any of the Shares to any person pursuant to the Friends and Family Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or
       (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            (gg) Except for Israeli stamp duty, which will be paid by the Company, no stamp or other issuance or transfer taxes or duties and, assuming that the Underwriters are not otherwise subject to taxation in Israel, no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the State of Israel or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters.

            (hh) The statements set forth in the Prospectus under the caption "Description of Share Capital", insofar as they purport to constitute a summary of the terms of the Shares and under the captions "Risk Factors-- We are incorporated in Israel and have important facilities and resources located in Israel", --We rely upon tax benefits and other funding from the State of Israel" and "--Israeli courts might not enforce judgments rendered outside of Israel" and "United States Federal Income Tax Consideration", "Israeli Taxation and Investment Programs", "Conditions in Israel" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries of and descriptions of such terms and provisions in all material respects.

            (ii) The Company is not, at the time of its receipt of payment for the Shares, a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and, to the Company's or the U.S. Subsidiary's knowledge, is not likely to become a PFIC.

            (jj) The Company is in material compliance with all terms and conditions of the laws and regulations regarding all "Approved Enterprise" designations under the Law for Encouragement of Capital Investments, 1959, of the State of Israel, as amended (the "Investment Act"). The Company qualifies as an "Industrial Company" within the definition of the Law for the Encouragement of Industry (Taxes), 1969, of the State of Israel (the "Industry Act"). Except as described in the Prospectus, the Company is not in material violation of any conditions or requirements stipulated by the instruments of approval granted to it by the Office of Chief Scientist of the Ministry of Industry & Trade and any applicable laws and regulations, with respect to any research and development grants given to it by such office, which violation, individually or in the aggregate, could have a Material Adverse Effect. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

            (kk) The Company has received an exemption from the Israel Securities Authority from the obligation to publish a prospectus under Israeli securities law, which exemption was in full force and effect on the date hereof and which shall be in full force and effect on the date of the Prospectus, on the date that any post-effective amendment to the Registration Statement shall become effective, when any supplement or amendment to the Prospectus is filed with the Commission, and at the Closing Date, assuming compliance by the Underwriters with the limitation set forth in Section 3 above.

          5.   Representations and Warranties of the Selling Shareholders.  Each
               ----------------------------------------------------------
of the Selling Shareholders, severally, but not jointly, hereby represents and warrants to each Underwriter as follows:

            (a) The Selling Shareholders has caused certificates for the number of Shares to be sold by such Selling Shareholders, severally, but not jointly, hereunder to be delivered to the American Stock Transfer & Trust Company (the "Custodian"), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated June
       [   ], 2000 among the Custodian and the Selling Shareholders (the
       "Custody Agreement").

            (b) The Selling Shareholders has granted an irrevocable power of attorney (the "Power of Attorney") to the person named therein, on behalf of the Selling Shareholders, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the shares to be sold by the Selling Shareholders pursuant hereto.

            (c) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of the Selling Shareholders and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the valid and legally binding agreement of the Selling Shareholders, enforceable against the Selling Shareholders in accordance with its terms.

            (d) The execution and delivery by the Selling Shareholders of this Agreement and the performance by the Selling Shareholders of its obligations under this Agreement (i) will not contravene any provision of applicable law, statute, regulation or filing or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, (ii) does not require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement, except for such consents, approvals, authorizations, orders, registrations or filings, which have already been obtained or made, (iii) does not and will not violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Selling Shareholder or (iv) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to the terms of any agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound or to which any of the property or assets of the Selling Shareholders is subject.

            (e) The Selling Shareholder has, and on the Option Shares Closing Date will have (provided, however, that with respect to any of the Shares which will result from the exercise of warrants or options, the foregoing is as of the Option Shares Closing Date only) valid and marketable title to the Shares to be sold by the Selling Shareholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

            (f) The Selling Shareholder has, and on the Option Shares Closing Date will have (provided, however, that with respect to any of the Shares which will result from the exercise of warrants or options, the foregoing is as of the Option Shares Closing Date only), full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholders in the manner provided by this Agreement.

            (g) Upon delivery of and payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance.

            (h) All information relating to the Selling Shareholder furnished in writing by the Selling Shareholder expressly for use in the Registration Statement and Prospectus is, and on the Option Shares Closing Date will be, true, correct, and complete, and does not, and on the Option Shares Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

            (i) The sales of Shares by the Selling Shareholder pursuant to this Agreement are not prompted by the Selling Shareholder's knowledge of any material information concerning the Company or its Subsidiaries which is not set forth in the Prospectus.

            (j) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (k) The representations and warranties of the Selling Shareholder in the Custody Agreement are and on the Option Shares Closing Date will be, true and correct.

            (l) Neither the Selling Shareholder nor any other person associated with or acting on behalf of the Selling Shareholder has offered or caused the Underwriters to offer any of the Shares to any person pursuant to the Friends and Family Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or
       (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          6.  Conditions of the Underwriters' Obligations.  The obligations of
              -------------------------------------------
the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

            (a) Notification from the Commission that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 7(a) of this Agreement.

            (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.

            (c) The representations and warranties of the Company, the U.S. Subsidiary and the Selling Shareholders contained in this Agreement and in the certificates delivered pursuant to Section 6(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Shareholders shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

            (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this

       Agreement required to be performed or satisfied by it at or prior to such Closing Date, and (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

            (e) The Representatives shall have received on the Option Shares Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of each Selling Shareholder, to the effect that such Selling Shareholder has carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Selling Shareholder in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Selling Shareholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

            (f) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                 (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                 (ii) on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                      (A) the amounts in "Summary Consolidated Financial Data," and "Selected Consolidated Financial Data" included in the Registration

                 Statement and the Prospectus do not agree with the corresponding amounts in the audited and unaudited financial statements from which such amounts were derived; or

                      (B) with respect to the Company, there were, at a specified date not more than three business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in net income or in working capital or the stockholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended 1999 and the three months ended March 31, 1999 included in the Registration Statement;

                  (iii) they have performed certain other procedures as may be permitted under Generally Acceptable Auditing Standards as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company; and

                 (iv) based upon the procedures set forth in clauses (ii) and
            (iii) above and a reading of the amounts included in the Registration Statement under the headings "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" included in the Registration Statement and Prospectus and a reading of the financial statements from which certain of such data were derived, nothing has come to their attention that gives them reason to believe that the "Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial Data" included in the Registration Statement and Prospectus do not comply as to the form in all material respects with the applicable accounting requirements of the Securities Act and the Rules or that the information set forth therein is not fairly stated in relation to the financial statements included in the Registration Statement or Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and Prospectus.

                 References to the Registration Statement and the Prospectus in
            this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

            (g) The Representatives shall have received on each Closing Date from Alston & Bird, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, the form of which is attached as Exhibit A.
                   ---------

            (h) The Representatives shall have received on each Closing Date from Doron Cohen-David Cohen, Law Offices, Israeli counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, the form of which is attached as Exhibit B.
                                                      ---------

            (i)    [Intentionally Omitted]

            (j) The Representatives shall have received on the Option Shares Closing Date from Doron Cohen-David Cohen, Law Offices, counsel for the Selling Shareholders, an opinion, addressed to the Representatives and dated such Closing Date, the form of which is attached as Exhibit C.
                                                                 ---------

            (k) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel and the Underwriters shall have received from Ropes & Gray, counsel to the Underwriters, a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Ropes & Gray such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (l) The Representatives shall have received from Yigal Arnon & Co., Israeli counsel to the Underwriters, a favorable opinion addressed to the Representatives and dated such Closing Date, with respect to the validity of the Shares.

            (m) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person described in Section 4(p).

            (n) The Company and the Selling Shareholders shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

            7.  Covenants of the Company.
                ------------------------

            (a) The Company covenants and agrees as follows:

                 (i) The Company will use its best efforts to cause the
            Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

                 (ii) The Company shall promptly advise the Representatives in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any Preliminary Prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this
            Section 7(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                  (iv) The Company shall make generally available to its
            security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                  (v) The Company agrees to comply with the reporting
            requirements of the Securities Exchange Act of 1934, which reports shall be prepared (i) in conformity with generally accepted accounting principles in the State of Israel ("Israel GAAP") which as of the date hereof is identical in all material respects as applied to the company to generally accepted accounting principles in the U.S. ("U.S. GAAP") or (ii) in conformity with U.S. GAAP.

                 (vi) The Company shall furnish to the Representatives and
            counsel for the Underwriters, without charge, as many signed (or conformed) copies of the Registration Statement (including all exhibits thereto and amendments thereof) as the Representatives may reasonably request, and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                 (vii) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                 (viii) Without the prior written consent of CIBC World Markets Corp., for a period of 180 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of stock options and/or shares pursuant to the Company's existing stock option plans or bonus plan as described in the Registration Statement and the Prospectus. In the event that during this period, (i) any stock options are issued pursuant to the Company's existing stock option plans or bonus plan that are exercisable during such 180 day period or (ii) any registration is effected on Form S-8 or on any successor form relating to shares issuable upon the exercise of stock options that are exercisable during such 180 period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of CIBC World Markets Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Ordinary Shares (or any securities convertible into, exercisable for, or exchangeable for any shares of Ordinary Shares) owned by such person. Notwithstanding the foregoing, during such period the Company may issue shares of Ordinary Shares in connection with acquisitions of other businesses, products or technologies, provided, that, the recipient of the Ordinary Shares in any such acquisition shall agree in writing to be bound by all of the restrictions and other provisions applicable to the Company under this Section 7(a)(viii).

                 (ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

                 (x) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                 (xi) The Company will comply with all applicable securities laws and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Friends and Family Program.

                 (xii) The Company will ensure that the Directed Shares will be restricted, to the extent required by the NASD or the NASD rules, from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Representatives will notify the Company as to which Participants, if any, will need to be so restricted. The Company shall direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

            (b) The Company and the U.S. Subsidiary each agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company and the U.S. Subsidiary under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 7(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold;
       (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq

            National Market; and (vii) all stamp duty and transfer taxes, if any, with respect to the issuance, sale and delivery of the Shares by the Company to the Underwriters (viii) payments to counsel for costs incurred by the Underwriters in connection with the Friends and Family Program and payment of any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Friends and Family Program. Subject to the provisions of Section 10, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

          8.  Indemnification.
              ----------------

            (a) The Company, and the U.S. Subsidiary agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
       Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus dated June 8, 2000, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company and filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 4 hereof, or (iii) in whole or in part upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company and the U.S. Subsidiary and Selling Shareholders may otherwise have. The indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to timely deliver a Prospectus, as then amended or supplemented (a "Recirculated

       Prospectus"), to the person asserting any losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Recirculated Prospectus and such Recirculated Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person, provided that, (i) the misstatement or omission cured in the Recirculated
       -------------
       Prospectus had been brought to the attention of the Representatives and their counsel prior to the execution of this Agreement, and (ii) the Representatives have had an opportunity to notify the Underwriters of the need for recirculation of the Prospectus and the need to institute procedures demonstrating that a copy of the Recirculated Prospectus has been mailed to each purchaser with the written confirmation of sale.

            The Company and the U.S. Subsidiary each agrees to indemnify and hold harmless the Representatives and each person, if any, who controls any Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company or the U.S. Subsidiary for distribution to Participants in connection with the Friends and Family Program or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares otherwise reserved for such Participant pursuant to the Friends and Family Program, and (iii) related to arising out of, or in connection with the Friends and Family Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Representatives.

            (b) Each Selling Shareholder agrees, severally, but not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus dated June 8, 2000, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company and filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application document or information being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 5 hereof, or (iii) in whole or in apart upon any failure of the Company to perform any of its obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. Notwithstanding the foregoing, a Selling Shareholder shall be liable hereunder only in respect of untrue statements or omissions or alleged untrue statement or omission was made in such preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereof or in any Blue Sky Application in reliance upon and in conformity with information furnished writing tot he Company by such Selling Shareholder specifically for use therein, and the liability of any Selling Shareholder pursuant to the provisions of Section 8(b) shall be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholder form the sale of the Shares by the Selling Shareholders hereunder. This indemnity agreement will be in addition to any liability which the Company and the U.S. Subsidiary and Selling Shareholders may otherwise have. The indemnity agreement provided in this Section 8(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to timely deliver a Recirculated Prospectus to the person asserting any losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, fi such material misstatement or omission or alleged material misstatement or omission was cured in the Recirculated Prospectus and such Recirculated Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person, and provided that, (I) the
                                                -------- ----
       misstatement or omission cured in the Recirculated Prospectus had been brought to the attention of the Representatives and their counsel prior to the execution of this Agreement, and (ii) the Representatives have had an opportunity to notify the Underwriters so the need for recirculation of the Prospectus and the need to institute procedures demonstrating that a copy of the Recirculated Prospectus has been mailed to each purchaser with the written confirmation of sale.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company, to the same extent as the foregoing indemnity from the Company, the U.S. Subsidiary and the Selling Shareholders to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the (i) concession and reallowance figures appearing under the caption "Underwriting" and (ii) the stabilization information contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Shareholders (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

            (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a), 8(b) or 8(c) shall be available to any party who shall fail to give notice as provided in this
       Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless one of the following three conditions are met, in which case the fees and expenses of counsel shall be at the expense of the indemnifying parties: (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, of the indemnified parties under this Section 8 consist of any Underwriter or any of their respective controlling persons, or by the Company, if the indemnified parties under this Section 8 consist of the Company or any of the Company's directors, officers or controlling persons (unless the indemnified party shall be advised by such counsel that the various indemnified parties may have one or more legal defenses available to it which are different from the other indemnified parties). Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a), 8(b) and 8(c), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim (unless indemnified party shall be advised by such counsel that the various indemnified parties may have one or more legal defenses available to it which are different from the other indemnified parties (in which case the indemnifying parties may be liable for more than one separate firm of attorneys)). An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

            9.  Contribution.  In order to provide for just and equitable
                ------------
       contribution in circumstances in which the indemnification provided for in Section 8(a), 8(b) or 8(c) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the U.S. Subsidiary and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to above, but also the relative fault of the Company, the U.S. Subsidiary and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the U.S. Subsidiary, and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Shareholders (with amounts received by the Company deemed to be received by the U.S. Subsidiary), as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the U.S. Subsidiary and the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the U.S. Subsidiary or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the U.S. Subsidiary, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; (ii) the Company and the U.S. Subsidiary shall be liable and responsible for any amount in excess of such underwriting discount; and (iii) in no case shall the Selling Shareholders be liable and responsible for any amount in excess of the aggregate net proceeds of the sale of Shares received by the Selling Shareholders; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or
       Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or
       Section 20(a) of the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. The Selling Shareholders' obligations to contribute pursuant to this Section 9 are several in proportion to their respective obligations to sell Shares hereunder and not joint.

          10.  Termination.  This Agreement may be terminated with respect to
               -----------
the

Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the U.S. Subsidiary and the Selling Shareholders at any time:

            (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) a change or development involving a prospective change in Israeli taxation affecting the Company, the Shares or the transfer thereof or the imposition of exchange controls by the United States or the State of Israel, if the effect of any such change or development specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Firm Shares Closing Date on the terms and in the manner contemplated; (v) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., on the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (vi) if a banking moratorium has been declared by any state or Federal authority; or (vii) if, in the judgment of the Representatives, there has occurred a Material Adverse Effect, or

            (b) at or before any Closing Date, that any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement.

          If this Agreement is terminated pursuant to any of its provisions, neither the Company, the U.S. Subsidiary nor the Selling Shareholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the U.S. Subsidiary, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the U.S. Subsidiary will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Shareholders or to the other Underwriters for damages occasioned by its failure or refusal.

          11.  Substitution of Underwriters.  If one or more of the Underwriters
               ----------------------------
shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 10) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

            (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

            (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to two additional business days within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

          In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Shareholders and without liability on the part of the Company, except in both cases as provided in Sections 7(b), 8, 9 and 10. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

          12.  Miscellaneous.  The respective agreements, representations,
               -------------
warranties, indemnities and other statements of the Company and the U.S. Subsidiary or their officers, of the

Selling Shareholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Selling Shareholders or any of the officers, directors or controlling persons referred to in Sections 8 and 9 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 7(b), 8, 9 and 10 shall survive the termination or cancellation of this Agreement.

          This Agreement has been and is made for the benefit of the Underwriters, the Company and the U.S. Subsidiary and the Selling Shareholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company and the U.S. Subsidiary, and the directors and officers of the Company and the U.S. Subsidiary, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

          The Representatives undertake that the Underwriters shall (i) not offer shares of the Company to the public in Israel within the meaning of
Section 15 of the Israeli Securities Law, 1968; (ii) not offer shares of the Company in Israel to more than 35 offerees, in the aggregate, (iii) deliver to the Company and the Israel Securities Authority the names and addresses of all offerees in Israel within seven (7) days of the closing of this offering; and
(iv) obtain warranties from each offeree in Israel that it is purchasing shares for investment purposes only, and not for purposes of resale.

          All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., One World Financial Center, New York, New York 10281 Attention: Andrew Kaminsky, with a copy Jennifer Aranoff, Legal Department, CIBC World Markets, One Financial Center, 37th Floor, New York, NY 10281 and (b) if to the Company, the U.S. Subsidiary and to the Selling Shareholders, to the Company's agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Adam Vexler, Esq., Accord Networks Ltd., 9040 Roswell Road, Suite 450, Atlanta, GA 30350-1877.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

          Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in New York City or the courts of the State of New York in each case located in New York City (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby designates and appoints the U.S. Subsidiary, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriters or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable unless and until a successor authorized agent acceptable to the Underwriters in their sole and absolute discretion shall have been appointed by the Company. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service at process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

          In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and the U.S. Subsidiary will indemnify each Underwriter against any loss incurred by such underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment currently for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter on the date such judgment currently is actually received by the Underwriter is able to purchase United States dollars with the amount of the judgment currently so received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the U.S. Subsidiary and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of the conversion into United States dollars.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       Please confirm that the foregoing correctly sets forth the agreement among us.

                                    Very truly yours,

                                    ACCORD NETWORKS LTD.

                                    By
                                      ----------------------------------
                                      Title:

                                    ACCORD NETWORKS, INC.

                                    By
                                      ----------------------------------
                                      Title:

                                    THE SELLING SHAREHOLDERS

                                    By
                                      ----------------------------------
                                    Name:
                                         -------------------------------
                                         Attorney-in-fact for
                                         the Selling Shareholders


Confirmed:

CIBC WORLD MARKETS CORP.

--------------------------------------

Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I annexed hereto.

By CIBC WORLD MARKETS CORP.

By
  ------------------------------------
  Title:

                                 SCHEDULE I



                                                              Number of
                                                            Firm Shares to
    Name                                                     Be Purchased
    ----                                                    --------------

      CIBC World Markets Corp.
      Dain Rauscher Incorporated
      U.S. Bancorp Piper Jaffray



                                                            --------------

                                                      Total
                                                             =============

                                  SCHEDULE II


Name
----


Directors and Officers
----------------------


Shareholders
------------